Exhibit 99.1

StoneMor Partners L.P. Announces Third Quarter 2012 Results

Levittown, PA, November 6, 2012 – StoneMor Partners L.P. (NYSE: STON) announced its results of operations for the three months ended September 30, 2012. Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC which contains additional details as well as financial tables and can be found at www.stonemor.com.

Financial Highlights

•	Revenues (GAAP) for the three months ended September 30, 2012 increased by $1.9 million, or 3.1%, to $62.2 million from $60.3 million during the three months ended September 30, 2011.

•	Production based revenue (non-GAAP) for the three months ended September 30, 2012 increased by $7.7 million, or 11.4%, to $75.1 million from $67.4 million during the prior year period.

•	Operating profits (GAAP) increased during the three months ended September 30, 2012 to $5.1 million, or 27.5% as compared to $4.0 million in the same period last year.

•	Adjusted operating profits (non-GAAP) increased during the three months ended September 30, 2012 to $14.6 million as compared to $9.1 million in the same period last year.

•	Operating cash flows (GAAP) for the three months ended September 30, 2012 increased to $16.6 million, or 17% versus $14.2 million in the prior year period.

•	Distributable free cash flow (non-GAAP) for the third quarter of 2012 was $15.3 million compared to $8.8 million for the same period last year.

•	Distributable cash available during the period (non-GAAP) was greater than distributions by $11.2 million, or 94.5%, for the three months ended September 30, 2012.

•	Net income (GAAP) was $1.1 million versus a net loss of ($0.2 million) in the prior year period.

“This was a very strong quarter for StoneMor,” said Lawrence Miller, President and Chief Executive Officer. “We experienced double digit percentage increases in our key performance metrics on a year over year basis, with production based revenue rising 11.4%, adjusted operating profits rising 60.7%, and distributable free cash flow increasing 74%. Backlog increased by $9.8 million since June of 2012 to $406.3 million and our distributable cash available exceeded our distributions by $11.2 million.

“We previously announced that we have increased our distribution to $0.59 per unit from $0.585 per unit. The increase reflects the strength of our business and our commitment to generate increasing returns for our unit holders. We continue to see opportunities for growth in our industry and we look forward to capitalizing on these opportunities as they present themselves.”

The Partnership reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the company. Please see the section of this press release “Non-GAAP Financial Measures” to view the tables previously presented in the body of the press release. Non-GAAP financial measures used by the company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the company’s results as reported under U.S. GAAP.

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss the third quarter 2012 results today, Tuesday November 6, 2012 at 11:00 a.m. Eastern Time. The conference call can be accessed by calling (800) 630-4153. An audio replay of the conference call will be available by calling (800) 633-8284 through 1:00 p.m. Eastern Time on November 20, 2012. The reservation number for the audio replay is as follows: 21609161. A live webcast and audio replay of the conference call will also be archived on StoneMor’s website at http://www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 276 cemeteries and 85 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of the current economic downturn; the impact of our significant leverage on our operating plans; our ability to service our debt and pay distributions; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to producing operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; the effect of cybersecurity attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the [minimum] quarterly cash distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Reconciliation of Production Based Revenue and Adjusted Operating Profit (non-GAAP) to Revenue and Operating Profit (GAAP)

	Three months ended September 30, 2012			Three months ended September 30, 2011
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues

Pre-need cemetery revenues	$32,976	$(7,211)	$25,765	$29,794	$(4,103)	$25,691	$74	0.3%
At-need cemetery revenues	19,256	(1,218)	18,038	19,565	(746)	18,819	(781)	-4.2%
Investment income from trusts	9,809	(4,023)	5,786	8,315	(2,155)	6,160	(374)	-6.1%
Interest income	1,238	—	1,238	1,442	—	1,442	(204)	-14.1%
Funeral home revenues	9,603	(777)	8,826	7,705	(206)	7,499	1,327	17.7%
Other cemetery revenues	2,188	356	2,544	544	170	714	1,830	256.3%

Total revenues	75,070	(12,873)	62,197	67,365	(7,040)	60,325	1,872	3.1%

Costs and expenses

Cost of goods sold	9,044	(1,398)	7,646	8,148	(988)	7,160	486	6.8%
Cemetery expense	14,252	—	14,252	15,312	—	15,312	(1,060)	-6.9%
Selling expense	13,156	(1,866)	11,290	13,130	(938)	12,192	(902)	-7.4%
General and administrative expense	7,015	—	7,015	7,111	—	7,111	(96)	-1.4%
Corporate overhead	6,546	—	6,546	5,628	—	5,628	918	16.3%
Depreciation and amortization	2,199	—	2,199	1,886	—	1,886	313	16.6%
Funeral home expense	7,161	(65)	7,096	5,868	—	5,868	1,228	20.9%
Acquisition related costs	1,085	—	1,085	1,189	—	1,189	(104)	-8.7%

Total costs and expenses	60,458	(3,329)	57,129	58,272	(1,926)	56,346	783	1.4%

Operating profit	$14,612	$(9,544)	$5,068	$9,093	$(5,114)	$3,979	$1,089	27.4%

	Nine months ended September 30, 2012			Nine months ended September 30, 2011
	(in thousands)			(in thousands)
	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Segment Results (non-GAAP)	GAAP Adjustments	GAAP Results	Change in GAAP results ($)	Change in GAAP results (%)
Revenues

Pre-need cemetery revenues	$96,595	$(22,936)	$73,659	$90,451	$(21,314)	$69,137	$4,522	6.5%
At-need cemetery revenues	60,113	(3,198)	56,915	59,772	(4,207)	55,565	1,350	2.4%
Investment income from trusts	30,214	(12,931)	17,283	25,582	(9,596)	15,986	1,297	8.1%
Interest income	4,972	—	4,972	4,580	—	4,580	392	8.6%
Funeral home revenues	27,065	(1,447)	25,618	22,749	(555)	22,194	3,424	15.4%
Other cemetery revenues	3,981	864	4,845	1,631	570	2,201	2,644	120.1%

Total revenues	222,940	(39,648)	183,292	204,765	(35,102)	169,663	13,629	8.0%

Costs and expenses

Cost of goods sold	25,463	(4,161)	21,302	23,152	(3,783)	19,369	1,933	10.0%
Cemetery expense	41,819	—	41,819	42,860	—	42,860	(1,041)	-2.4%
Selling expense	41,769	(5,569)	36,200	39,899	(5,976)	33,923	2,277	6.7%
General and administrative expense	21,403	—	21,403	20,569	—	20,569	834	4.1%
Corporate overhead	20,905	—	20,905	17,572	—	17,572	3,333	19.0%
Depreciation and amortization	6,759	—	6,759	6,374	—	6,374	385	6.0%
Funeral home expense	20,648	(181)	20,467	16,875	—	16,875	3,592	21.3%
Acquisition related costs	2,198	—	2,198	3,147	—	3,147	(949)	-30.2%

Total costs and expenses	180,964	(9,911)	171,053	170,448	(9,759)	160,689	10,364	6.4%

Operating profit	$41,976	$(29,737)	$12,239	$34,317	$(25,343)	$8,974	$3,265	36.4%

The table above analyzes results of operations and the changes therein for the three and nine months ended September 30, 2012 as compared to the same period last year. The table is structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during each period and/ or changes in the timing of when merchandise and services were delivered.

Critical Financial Measures

	Three months ended
	September 30,
	2012	2011
	(In thousands)

Total revenues (a)	$62,197	$60,325
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	75,070	67,365

Operating profit (a)	5,068	3,979
Adjusted operating profit (b)	14,612	9,093

Net income (loss) (a)	1,061	(223)

Operating cash flows (a)	16,602	14,195
Adjusted operating cash generated (b)	15,728	9,020
Distributable free cash flow generated (b)	$15,327	$8,812

	As of	As of
	September 30, 2012	December 31, 2011

Distribution coverage quarters (b)	7.21	8.63

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

The following tables reconcile GAAP to Non-GAAP Measures:

Production Based Revenue (non-GAAP)

	Three months ended September 30,		Increase	Increase
	2012	2011	(Decrease) ($)	(Decrease) (%)
	(In thousands)

Value of pre-need cemetery contracts written	$32,976	$29,794	$3,182	10.7%
Value of at-need cemetery contracts written	19,256	19,565	(309)	-1.6%
Investment income from trusts	9,809	8,315	1,494	18.0%
Interest income	1,238	1,442	(204)	-14.1%
Funeral home revenues	9,603	7,705	1,898	24.6%
Other cemetery revenues	2,188	544	1,644	302.2%

Total production based revenues	$75,070	$67,365	$7,705	11.4%

Less:
Increase in deferred sales revenue and investment income	(12,873)	(7,040)	(5,833)	82.9%

Total GAAP revenues	$62,197	$60,325	$1,872	3.1%

Adjusted Operating Profit (non-GAAP)

	Three months ended September 30,
	2012	2011
	(In thousands)

GAAP operating profit	$5,068	$3,979

Increase in applicable deferred revenues	12,873	7,040
Increase in deferred cost of goods sold and selling and obtaining costs	(3,329)	(1,926)

Adjusted operating profit	$14,612	$9,093

Adjusted Operating Cash Flows and Distributable Free Cash Flow (Non-GAAP)

	Three months ended September 30,
	2012	2011
	(In thousands)

GAAP operating cash flows	$16,602	$14,195

Add: net cash inflows (out of) into the merchandise trust	6,260	464
Deduct: net decrease in accounts receivable	(5,847)	(3,921)
Add: net decrease in merchandise liabilities	1,198	1,331

Deduct: net (increase) decrease in accounts payable and accrued expenses	(1,859)	(6,259)
Other float related changes	(626)	3,210

Adjusted operating cash flow generated	15,728	9,020

Less: maintenance capital expenditures	(1,486)	(1,397)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	1,085	1,189

Distributable free cash flow generated	15,327	8,812

Cash on hand - beginning of the period	7,787	12,734

Distributable cash available for the period	23,114	21,546

Partner distributions made	$11,884	$11,771

(a)	We maintain a line of credit from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Nine months ended September 30, 2012
(in thousands)

GAAP operating cash flows	$30,797

Add: net cash inflows into the merchandise trust	8,177
Add: net increase in accounts receivable	2,333
Add: net decrease in merchandise liabilities	5,649
Add (deduct): net decrease in accounts payable and accrued expenses	(2,207)
Other float related changes	(1,155)

Adjusted operating cash generated	43,594

Less: maintenance capital expenditures	(3,321)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	2,198

Distributable free cash flow generated	42,471

Cash on hand - beginning of the period	12,058

Distributable cash available for the period	54,529

Partner distributions made	$35,447

Production Based Partners’ Capital

	As of
	September 30,	As of December 31,
	2012	2011	2010

Partners’ Capital	$150,328	$180,279	$128,191

Deferred selling and obtaining costs	(73,904)	(68,542)	(59,422)
Deferred cemetery revenues, net	484,941	441,678	386,465

Production based partners’ capital	$561,365	$553,415	$455,234

Other Information

Capital Base

			As of	As of
			September 30, 2012	December 31, 2011
			(in thousands)

Debt on lines of credit			$84,700	$43,750
Debt due within three years	(a	)	6,096	4,792
Debt due between three and five years			—	—
Debt due between five and ten years			150,000	150,000

Availability under credit lines:
Availability under the acquisition line of credit			—	54,250
Availability under the revolving line of credit			$45,300	$22,000

(a)	Debt due within three years includes smaller notes payable related to recent acquisitions.

The combined long and short-term debt on the balance sheet at September 30, 2012 and December 31, 2011 includes an unamortized bond discount of $2,908 and $3,220, respectively, which is not reflected in the table above.

Selected Net Assets

	As of	As of
	September 30, 2012	December 31, 2011
	(In thousands)

Selected assets:

Cash and cash equivalents	$8,128	$12,058
Accounts receivable, net of allowance	48,109	48,837
Long-term accounts receivable, net of allowance	69,631	68,419
Merchandise trusts, restricted, at fair value	372,775	344,515

Total selected assets	498,643	473,829

Selected liabilities:

Accounts payable and accrued liabilities	22,914	26,428
Accrued interest	5,688	1,632
Current portion, long-term debt	1,770	1,487
Other long-term liabilities	1,884	2,830
Long-term debt	236,118	193,835
Deferred tax liabilities	15,191	16,968
Merchandise liability	128,452	128,942

Total selected liabilities	412,017	372,122

Total selected net assets	$86,626	$101,707

Distribution coverage quarters (a)	7.21	8.63

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (19,538,051 at September 30, 2012 and 19,368,261 at December 31, 2011, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$8,128	$12,058
Accounts receivable, net of allowance	48,109	48,837
Prepaid expenses	4,727	4,266
Other current assets	15,548	16,670

Total current assets	76,512	81,831

Long-term accounts receivable, net of allowance	69,631	68,419
Cemetery property	309,340	298,938
Property and equipment, net of accumulated depreciation	79,567	73,777
Merchandise trusts, restricted, at fair value	372,775	344,515
Perpetual care trusts, restricted, at fair value	282,651	254,679
Deferred financing costs, net of accumulated amortization	9,681	8,817
Deferred selling and obtaining costs	73,904	68,542
Deferred tax assets	605	415
Goodwill	40,393	31,907
Other assets	14,878	16,918

Total assets	$1,329,937	$1,248,758

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$22,914	$26,428
Accrued interest	5,688	1,632
Current portion, long-term debt	1,770	1,487

Total current liabilities	30,372	29,547

Other long-term liabilities	1,884	2,830
Long-term debt	236,118	193,835
Deferred cemetery revenues, net	484,941	441,678
Deferred tax liabilities	15,191	16,968
Merchandise liability	128,452	128,942
Perpetual care trust corpus	282,651	254,679

Total liabilities	1,179,609	1,068,479

Commitments and contingencies

Partners’ capital
General partner	944	2,192
Common partners	149,384	178,087

Total partners’ capital	150,328	180,279

Total liabilities and partners’ capital	$1,329,937	$1,248,758

See accompanying notes to the Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2012.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except unit data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenues:
Cemetery
Merchandise	$29,943	$28,738	$87,424	$81,277
Services	11,134	13,295	34,481	35,697
Investment and other	12,294	10,793	35,769	30,495
Funeral home
Merchandise	3,548	3,041	11,135	9,137
Services	5,278	4,458	14,483	13,057

Total revenues	62,197	60,325	183,292	169,663

Costs and Expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,616	1,373	4,398	4,097
Merchandise	6,030	5,787	16,904	15,272
Cemetery expense	14,252	15,312	41,819	42,860
Selling expense	11,290	12,192	36,200	33,923
General and administrative expense	7,015	7,111	21,403	20,569
Corporate overhead (including $216 and $195 in unit-based compensation for the three months ended September 30, 2012 and 2011, and $625 and $576 for the nine months ended September 30, 2012 and 2011, respectively)	6,546	5,628	20,905	17,572
Depreciation and amortization	2,199	1,886	6,759	6,374
Funeral home expense
Merchandise	1,196	982	3,726	3,197
Services	3,739	3,107	10,446	8,456
Other	2,161	1,779	6,295	5,222
Acquisition related costs	1,085	1,189	2,198	3,147

Total cost and expenses	57,129	56,346	171,053	160,689

Operating profit	5,068	3,979	12,239	8,974

Expenses related to refinancing	—	—	—	453
Gain on termination of operating agreement	—	—	1,737	—
Gain on acquisition	—	—	122	—
Early extinguishment of debt	—	—	—	4,010
Interest expense	5,273	4,824	15,109	14,266

Net loss before income taxes	(205)	(845)	(1,011)	(9,755)

Income tax expense (benefit)
State	(18)	69	224	(829)
Federal	(1,248)	(691)	(2,157)	(2,304)

Total income tax expense (benefit)	(1,266)	(622)	(1,933)	(3,133)

Net income (loss)	$1,061	$(223)	$922	$(6,622)

General partner’s interest in net income (loss) for the period	$21	$(4)	$18	$(132)
Limited partners’ interest in net income (loss) for the period	$1,040	$(219)	$904	$(6,490)

Net income (loss) per limited partner unit (basic and diluted)	$.05	$(.01)	$.05	$(.35)

Weighted average number of limited partners’ units outstanding -basic	19,491	19,353	19,412	18,807

Weighted average number of limited partners’ units outstanding -diluted	19,743	19,353	19,672	18,807

Distributions declared per unit	$.590	$.585	$1.760	$1.755

See accompanying notes to the Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2012.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Operating activities:
Net income (loss)	$1,061	$(223)	$922	$(6,622)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cost of lots sold	2,201	1,723	6,180	5,004
Depreciation and amortization	2,199	1,886	6,759	6,374
Unit-based compensation	216	195	625	576
Accretion of debt discount	507	325	1,230	950
Gain on acquisition	—	—	(122)	—
Gain on termination of operating agreement	—	—	(1,737)	—
Write-off of deferred financing fees	—	—	—	453
Fees paid related to early extinguishment of debt	—	—	—	4,010
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	5,847	3,921	(2,333)	(5,509)
Allowance for doubtful accounts	450	1,124	3,743	3,597
Merchandise trust fund	(6,260)	(464)	(8,177)	(11,681)
Prepaid expenses	801	917	(368)	586
Other current assets	516	(4,519)	(344)	(6,024)
Other assets	(14)	46	125	244
Accounts payable and accrued and other liabilities	1,859	6,259	2,207	(1,290)
Deferred selling and obtaining costs	(1,983)	(1,135)	(5,363)	(6,398)
Deferred cemetery revenue	11,741	6,202	35,440	31,560
Deferred taxes (net)	(1,341)	(731)	(2,341)	(2,476)
Merchandise liability	(1,198)	(1,331)	(5,649)	(2,285)

Net cash provided by operating activities	16,602	14,195	30,797	11,069

Investing activities:

Cash paid for cemetery property	(1,817)	(1,988)	(5,417)	(4,258)
Purchase of subsidiaries	(22,250)	(6,450)	(25,676)	(10,300)
Cash paid for property and equipment	(1,486)	(1,397)	(3,321)	(4,601)

Net cash used in investing activities	(25,553)	(9,835)	(34,414)	(19,159)

Financing activities:
Cash distribution	(11,884)	(11,771)	(35,447)	(32,827)
Additional borrowings on long-term debt	34,300	15,500	63,500	27,800
Repayments of long-term debt	(12,715)	(566)	(26,137)	(74,490)
Proceeds from public offering	—	—	—	103,207
Proceeds from general partner contribution	89	—	89	2,246
Fees paid related to early extinguishment of debt	—	—	—	(4,010)
Cost of financing activities	(498)	(122)	(2,318)	(1,236)

Net cash provided by (used in) financing activities	9,292	3,041	(313)	20,690

Net increase (decrease) in cash and cash equivalents	341	7,401	(3,930)	12,600
Cash and cash equivalents - Beginning of period	7,787	12,734	12,058	7,535

Cash and cash equivalents - End of period	$8,128	$20,135	$8,128	$20,135

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$683	$345	$9,731	$9,897
Cash paid during the period for income taxes	$323	$532	$3,978	$2,242

Non-cash investing and financing activities
Acquisition of assets by financing	$146	$94	$199	$237
Issuance of limited partner units for cemetery acquisition	$3,500	$—	$4,103	$264
Acquisition of assets by assumption of directly related liability	$1,504	$—	$2,048	$—

See accompanying notes to the Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended September 30, 2012.